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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of report: March 22, 2001
                (Date of earliest event reported) March 20, 2001


                                  Medwave, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
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                 (State of Other Jurisdiction of Incorporation)


           0-28010                                       41-1493458
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    (Commission File Number)                (I.R.S. Employer Identification No.)


   4382 Round Lake Road West
   Arden Hills, Minnesota                                55112
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(Address of Principal Executive Offices)              (Zip Code)


                                 (651) 639-1227
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.           Other Events.

         On March 20, 2001, the Company completed the first part of a private placement, which provided gross proceeds of approximately $1,150,000 to the Company. The entire private placement authorized by the Company contemplates the sale of up to approximately $7 million of units. There is no assurance that any additional units will be sold in this private placement. The units offered have not been registered under federal or state securities laws and cannot be resold without registration or an applicable exemption therefrom. Each unit consists of one share of common stock of the Company (the "initial shares") and one warrant to purchase one and one-half shares of common stock. If the Company issues any common stock within the next 180 days (subject to certain exclusions) for less than the price per share paid by investors in the private placement, the investors in the private placement have the right to receive more common shares, for no additional consideration, necessary to ensure that each investor's effective per share purchase price for his initial shares will equal such lower issuance price. Also, included with each unit is a look-back right entitling the investor to receive, for no additional consideration, a number of additional shares if the Company's future gross revenue does not meet certain targets. The applicable gross revenue targets are $1.7 million for the six months ending October 31, 2001, $3.1 million for the nine months ending January 31, 2002, and $5.0 million for the twelve months ending April 30, 2002. If the Company does not meet the gross revenue targets, the look-back provision gives the investor the one time right to receive such number of additional shares as would cause the investor's average purchase price per share for his total holdings of initial shares still held and additional shares to be reduced to the greater of $2.00 or 80% of the average closing price of the Company's common stock for the five days following the Company's filing of its quarterly or annual report reflecting revenue that does not meet the relevant revenue target.

         The Company believes that with the proceeds from this sale of securities, the Company has the resources needed to meet its cash requirements for approximately five (5) months from March 20, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MEDWAVE, INC.


Date:  March 22, 2001           By   /s/ Timothy O'Malley
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                                           Timothy O'Malley
                                           President and Chief Executive Officer